EXHIBIT 3.1

STANDEX INTERNATIONAL CORPORATION

(A Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1.

Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.

Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.

Annual Meeting.  The annual meeting of stockholders, for the election of directors and the transaction of any other business properly brought before the meeting, shall, unless the Board of Directors shall determine otherwise, be held at 11:00 a.m. on the last Wednesday of October in each year, if not a legal holiday under the laws of the State of Delaware, and if a legal holiday, then on the next day which is not a legal holiday.

Section 2.

Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of either a majority of the directors or the holders of a majority of the capital stock of the Corporation then issued and outstanding and entitled to vote.  Any such request shall state the purpose or purposes of the proposed meeting.  The business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 3.

Notice of Meetings.  Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, by electronic transmission, if allowed under the laws of Delaware, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be sent to him at the address designated in such request.  Notice shall be in writing and shall state the time when and the place where it is to be held.  In the case of special meetings, the notice shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called.  Notice of any adjourned meeting of stockholders shall not be required to be given except where expressly required by law or as required by Section 6 of this Article II.

Section 4.

Place, Date and Time of Meeting.  Meetings of the stockholders of the Corporation shall be held at such place, date and time as may be fixed by the Board of Directors.  If the Board shall not fix a place for such meetings, they shall be held at the principal executive offices of the Corporation in Salem, New Hampshire.

Section 5.

List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the meeting, and may be inspected by any stockholder who is present.

Section 6.

Quorum; Adjournments.  Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of stockholders present in person or represented by proxy, shall constitute a quorum for the transaction of business.  If however, such quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.

Voting; Proxies.  When a quorum is obtained at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any matters brought before such meeting, unless the matter is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such matter.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of stockholders, be entitled to one vote for each share of the capital stock having voting power held by such stockholder and present in person or represented by proxy at the meeting.  No proxy shall be voted after three years from its date, unless the proxy provides for a longer period.  In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

Section 8.

Organization of Meetings.  At every meeting of stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the President or in the absence of both the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

Section 9.

Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of all the outstanding stock of the Corporation.

Section 10.

Notice of Stockholder Business at Annual Meeting.  The following provisions of this Section 10 shall apply to the conduct of business at any annual meeting of stockholders.  As used in this Section 10, Article II, Section 11 and Article III, Section 4, the term annual meeting shall include a special meeting in lieu of an annual meeting.

(a)

At any annual meeting of stockholders, only such business shall be conducted and only such proposals shall be acted upon, as shall have been properly brought before the meeting.  To be properly brought before an annual meeting of the stockholders, business must be (i) specified in the Corporation's notice of meeting (or any supplement thereto)  (ii) brought before the meeting by, or at the direction of, the Board of Directors or  (iii) properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (A) if such business relates to the nomination of a person for election as director of the Corporation, the provisions of Article III, Section 4 must be complied with and (B) if such business relates to any other matter, the stockholder must (C) be a stockholder of record at the time of giving of the notice provided for in Article II, Section 10(b),  (D) be entitled to vote at such meeting and (E) have completed with the notice procedures set forth in Section 10(b).

(b)

For business to be properly brought before an annual meeting of the stockholders by a stockholder pursuant to Article II, Section 10(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days but not more than one hundred twenty (120) days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting, provided, however, that in the event that the date of the current year's annual meeting has been accelerated more than thirty (30) calendar days or delayed more than ninety (90) calendar days from the date of the prior year's annual meeting, a stockholder's notice must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made.  In no event shall the announcement of an adjournment or postponement of any annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (a) a brief description of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder bringing such business (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business (ii) the name and address of the beneficial owner, if any, on whose behalf the proposal is made or other business presented and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders of beneficial owners known by such stockholder to be supporting such proposal on the date of such stockholder notice, (iv) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date that notice of the record date is first publicly disclosed, (v) a description of any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interests of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder, in such proposal (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (vii) a representation whether the stockholder of record or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of other proposal and (viii) all other information relating to the proposed business which may be required to be disclosed under applicable law.

(c)

Notwithstanding the foregoing provisions of this Article II, Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

(d)

Notwithstanding the provisions of this Article II, Section 10, stockholder nominations of directors shall be subject to the provisions of Article III, Section 4 of these By-Laws.

Section 11.

General Provisions Regarding Nominations of Directors and Notice of Business at Stockholder Meetings.

If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

Article II, Section 10 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Notwithstanding the foregoing provisions of Article II, Section 10, and Article III, Section 4, if the stockholder (or qualified representative of the stockholder) does not appear at the meeting to present a nomination or other business, as the case may be, such nomination shall be disregarded and such other business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of Article II, Section 10 and Article III, Section 4, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting.

ARTICLE III

DIRECTORS

Section 1.

Number and Term of Office.  The Board of Directors shall be composed of not less than seven nor more than fifteen directors, as fixed by the stockholders from time to time.  Notwithstanding anything to the contrary contained in the next paragraph or elsewhere in these By-Laws, no change in the number of directors shall result in the removal of any director prior to the expiration of his term of office or the reduction of his term of office.  The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 3 of this Article III.  Directors need not be stockholders.

The directors shall be divided into three classes: Class I, Class II, and Class III.  Such classes shall be as nearly equal in number as possible.  The term of office of the Class I directors shall expire at the Annual Meeting of Stockholders in 1981; the term of office of the Class II directors shall expire at the Annual Meeting of Stockholders in 1980; the term of office of the Class III directors will expire at the Annual Meeting of Stockholders in 1979; or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal.  At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting of Stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal.  If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any such class shall hold office for a term which shall coincide with the term of such class.

Section 2.

Resignations; Removals.  Any director may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer or to the Secretary.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  A director may be removed from office only for cause, by vote of the stockholders or by action of the Board.

Section 3.

Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor is duly elected and qualified or until his earlier death, resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.

Nomination of Directors.  The following provisions of this Section 4 shall apply to the nomination of persons for election to the board of directors at any annual meeting.  As used in this Section 4, Article III, the term annual meeting shall include a special meeting in lieu of an annual meeting.

(a)

At any annual meeting of stockholders, only persons nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected and serve as directors.  Nominations for election to the Board of Directors at a meeting of stockholders may be made (a) by, or at the direction of, the Board of Directors or (b) by any stockholder of the Corporation who (i) complies with the notice procedures set forth in this Section 4, or (ii) is a stockholder of record on the date of the giving of such notice and is entitled to vote at such meeting.

(b)

Nominations other than those made by or at the direction of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary.  To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) calendar days but not more than one hundred twenty (120) calendar days before the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting has been accelerated more than thirty (30) calendar days or delayed more than ninety (90) calendar days from the date of the prior year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the annual meeting is first made.  In no event shall the announcement of an adjournment or postponement of any annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director (if elected),  and (ii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder supporting such nomination, and (ii) the number of shares which are beneficially owned by such stockholder and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the number of shares which are beneficially owned by such person and (d) as to both the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date that notice of the record date is first publicly disclosed.  To the extent the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, impose additional information or procedural requirements on stockholder nominations of directors, any nominating stockholder shall also comply with such additional requirements.  At the request of the Board of Directors, any person nominated to the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and suitability of such proposed nominee to serve as a director of the Corporation.

(c)

No person shall be eligible to serve as a director unless nominated in accordance with the procedures set forth in these By-Laws.  The presiding officer of the annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in the By-Laws, and, if the presiding officer shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.  Any nomination by a stockholder made in accordance with these By-Laws shall not entitle the nominating stockholder or the nominee to include any information in the Corporation’s proxy statement or require the Corporation to otherwise distribute any information to other stockholders unless required by law.

Section 5.

Power to Manage Business.  The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 6.

Annual Meeting.  Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of other business, at the place where such election of directors was held.  Notice of such meeting need not be given.  In the absence of a quorum at said meeting, the same may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 7.

Regular Meeting.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by standing resolution of the Board.

Section 8.

Special Meetings; Notice.  Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by two or more of the Directors, and shall be held at such time and place as shall be given by mail, telegram, telephone, electronic transmission or orally, by or at the direction of the person or persons authorized to call such meeting, to each Director, not later than the day before the day on which the meeting is to be held.

Section 9.

Organization of Meetings.  At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, or in the absence of the Chairman of the Board, the Vice Chairman of the Board, or in the absence of the Chairman of the Board and the Vice Chairman of the Board, the President, or in the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, a chairman chosen by a majority of the Directors present, shall preside; and the Secretary or, in his absence, a person appointed by the chairman, shall act as secretary.

Section 10.

Quorum; Voting; Adjournments.  A majority of the directors then in office shall constitute a quorum for the transaction of business and, except as otherwise specifically provided by law or the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  In the absence of a quorum at any such meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.

Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.

Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 13.

Participation in Meetings.  Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in a meeting shall constitute presence in person at such meeting.

Section 14.

Compensation of Directors.  Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee, if any is so fixed, for each meeting of the Board or any committee thereof, regular or special, attended by him.  Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or any such committee.

ARTICLE IV

OFFICERS

Section 1.

Number.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may from time to time determine.

Section 2.

Election and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting.  Subject to earlier termination of office, each officer shall hold office for one year until his successor shall have been elected and qualified.

Section 3.

Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer or to the Secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.

Removal.  Any officer elected by the Board of Directors may be removed at any time by the vote of a majority of the Board of Directors.

Section 5.

The Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general supervision over the property, business and operations of the Corporation and over its several officers, subject to the control of the Board of Directors.  The Chief Executive Officer shall see to it that the votes of the Board are carried out and, in general, shall perform all duties incident to the office.  The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board and any Vice Chairman of the Board, at meetings of the Board of Directors.

Section 6.

The Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7.

The President.  In the absence or disability of the Chief Executive Officer or when so directed by the Chief Executive Officer, the President may perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.  The President shall perform such other duties as may be assigned to him by the Chief Executive Officer.

Section 8.

The Executive Vice Presidents.  In the absence or disability of the Chief Executive Officer or the President or when so directed by the Chief Executive Officer or the President, any Executive Vice President may perform all the duties of the Chief Executive Officer or the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer or the President.  The Executive Vice Presidents shall perform such other duties as may be assigned to them by the Board, the Chief Executive Officer or the President.

Section 9.

The Vice Presidents.  In the absence or disability of the Chief Executive Officer, the President or the Executive Vice Presidents, or when so directed by the Chief Executive Officer, the President or any Executive Vice President, any Vice President designated by the Board may perform all of the duties of the Chief Executive Officer, the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer or the President.  The Vice Presidents shall perform such other duties as may be assigned to them by the Board, the Chief Executive Officer, the President or any Executive Vice President.

Section 10.

The Secretary.  The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

Section 11.

The Assistant Secretaries.  In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.  The Assistant Secretaries shall perform such other duties from time to time as may be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 12.

The Treasurer.  Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

Section 13.

The Assistant Treasurers.  In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the Treasurer.  The Assistant Treasurers shall perform all such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the Treasurer.

Section 14.

Compensation of Officers.  The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do.  No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CERTIFICATES OF STOCK; TRANSFERS

Section 1.

Stock Certificates.  Every holder of stock in the Corporation shall be entitled to a certificate or certificates in such form as the Board of Directors shall prescribe, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing provisions regarding certificates for stock, the Chairman of the Board or the President or any Vice President and the Treasurer or the Secretary of the Corporation may provide that the Corporation's stock may be uncertificated.

Section 2.

Transfers of Stock.  Transfers of stock shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized.  Uncertificated shares of stock may be transferred in accordance with such rules and regulations as the Chairman of the Board, the President, or any Vice President and the Treasurer or the Secretary of the Corporation may deem expedient concerning such transfer.

Section 3.

Closing of Transfer Books.  The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payments of any dividend or other distribution or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, to receive any allotment of rights, to exercise rights in respect of any change, conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or entitled to receive payment of such dividend or other distribution, to receive such allotment or rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4.

Registered Stockholders.  The Corporation shall be entitled to recognize, for all purposes, the person registered on its books as the owner of a share or shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.

Transfer Agent and Registrar; Regulations.  The Corporation may, if and whenever the Board of Directors so determines, maintain, in the State of Delaware or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable.  If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such stock shall be registered.  No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar.  The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

Section 6.

Lost, Destroyed and Mutilated Certificates.  The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new stock certificates or uncertificated shares in lieu of stock certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.

Right to Indemnification.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted to the Corporation to provide prior to such amendment), any person (a "Covered Person") who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, or officer, of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, or officer, or in any other capacity while serving as a director, or officer against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith.  Such indemnification shall continue as to a Covered Person who has ceased to be a director, or officer and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing, except as provided in Section 3 of this Article VI with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

 The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition;  provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2.

Right of Claimant to Bring Suit.   If a claim under Section 1 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3,

Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.

Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5.

Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or prosecution of a director, officer, employee or agent of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

Section 1.

Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in certificated or uncertificated shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.

Checks and Notes.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.

Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of July in each year.

Section 4.

Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.

Waiver of Notice.  Whenever notice is required to be given under any provision of Delaware law or by the Certificate of Incorporation or By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

Except to the extent otherwise provided in the Certificate of Incorporation, the By-Laws may be altered, amended, supplemented or repealed by 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote or two-thirds of the directors in office at any regular meeting, or at any special meeting if notice of such alteration, amendment, supplement or repeal is contained in the notice of such special meeting.